SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

J & J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, NJ 08109

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  )     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

(  )     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01.  OTHER EVENTS

On January 8, 2018, Hom/Ade Foods, Inc, a wholly owned subsidiary of J & J Snack Foods Corp. (the “Company”), issued a Product Recall Notification for certain products marketed under the name “MARY B’s Biscuits,” which have the potential to be contaminated with Listeria monocytogenes. A copy of the Product Recall Notification is attached hereto as Exhibit 99.1 and incorporated herein by reference. The affected products were manufactured by a third party, and the Company intends to work in coordination with such third party supplier and the U.S. Food and Drug Administration to effectuate the recall. The Company intends to hold the third party supplier responsible for the costs of this recall.

Caution Regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Product Recall Notification dated January 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Gerald B. Shreiber

Gerald B. Shreiber
President

/s/ Dennis G. Moore

Dennis G. Moore
Chief Financial Officer

Date: January 8, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Product Recall Notification dated January 8, 2018

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